UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2013

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into a supplemental indenture is incorporated into this Item 1.01 by reference.
Item 3.03    Material Modification to Rights of Security Holders.
On November 13, 2013, CoreLogic, Inc. (the “Company”), the guarantors party thereto and Wilmington Trust, National Association, as trustee, executed a supplemental indenture (the “Supplemental Indenture”) to the indenture governing its outstanding 7.25% Senior Notes due 2021 (the “Notes”) dated May 20, 2011 (as amended, the “Indenture”). The Supplemental Indenture was completed pursuant to a consent solicitation relating to the Notes and, in accordance with the terms of the Indenture, the Company received consents from the holders of more than a majority in principal amount of the Notes, voting as a single class. The primary purpose of the Supplemental Indenture was to add an additional basket (the “New Basket”) permitting the Company to make Restricted Payments, as defined in the Indenture, of up to $150,000,000 per calendar year for certain uses including the purchase or repurchase of its outstanding shares of common stock provided that the Leverage Ratio, as defined in the Indenture, does not exceed 3.25 to 1.00. Restricted Payments made pursuant to the New Basket will not reduce the amount of Restricted Payments that the Company is otherwise permitted to make under Section 4.07(a) of the Indenture. This summary of the terms of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 4.1	Supplemental Indenture, dated November 13, 2013, among CoreLogic, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	November 15, 2013	By:	/s/ STERGIOS THEOLOGIDES
		Name:	Stergios Theologides
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Supplemental Indenture, dated November 13, 2013, among CoreLogic, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee